Exhibit 10.17.2

FIRST AMENDMENT TO THE

DST SYSTEMS, INC.

2005 NON-EMPLOYEE DIRECTORS’ AWARD PLAN

The DST Systems, Inc. 2005 Non-Employee Directors’ Award Plan, effective May 10, 2005 (the “Plan”), is hereby amended, effective November 30, 2005, as follows:

I.

Section 2.17(a)(i) is deleted in its entirety and replaced to read as follows:

(i) the average of the highest and lowest reported sales prices on the New York Stock Exchange as reported in a financial publication of general circulation as selected by the Committee from time to time;

II.

Section 2.17(a)(ii) is amended by deleting the phrase “as reported in the appropriate table or listing contained in The Wall Street Journal” and replacing it with “as reported in a financial publication of general circulation as selected by the Committee from time to time.”

III.

Section 10.1(a) is amended to add the following to the end thereof after the comma:

or if such amendment, in the determination of the Board, materially increases benefits accruing to Plan participants,

                Approved by the Board of Directors November 30, 2005.

By:	/s/ M. Jeannine Strandjord
M. Jeannine Strandjord